Exhibit 99.1

DermTech’s Pigmented Lesion Assay (PLA) Receives Medicare Coverage

LA JOLLA, Calif.—(BUSINESS WIRE)—January 2, 2020—DermTech, Inc. (NASDAQ: DMTK) (“DermTech”), a leader in precision dermatology enabled by a non-invasive skin genomics platform, announced today that the Medicare Administrative Contractor Palmetto GBA MolDx (“Palmetto”) has issued a final local coverage determination for the Pigmented Lesion Assay (“PLA”). The PLA test is used to help rule out primary cutaneous melanoma and guide biopsy decisions of melanocytic skin lesions with one or more clinical or historical characteristics suggestive of melanoma. Clinicians with sufficient skill and experience to decide whether a pigmented lesion should be biopsied may order the PLA test, with up to two (2) tests allowed per patient for each date of service.

DermTech’s PLA uses RT-PCR (reverse transcriptase–polymerase chain reaction) to measure the gene expression of two genes, LINC00518 (long-intergenic non-coding RNA 00518) and PRAME (preferentially expressed antigen in melanoma) and identify the malignant changes of melanoma on the genomic level.

“We are excited that Palmetto reviewed the clinical dossier for the PLA test and recognized that our test aids in the diagnosis of melanoma and may spare the patient the need for an unnecessary biopsy. It is our mission to enhance the early detection of melanoma through the power of precision genomics, and eliminate unnecessary surgery, leading to improved patient care and lower costs,” said John Dobak, M.D., Chief Executive Officer of DermTech.

About DermTech:

DermTech is a leader in a new category of medicine, precision dermatology. DermTech’s mission is to transform the practice of dermatology through more accurate diagnosis and treatment, and the elimination of unnecessary surgery, leading to improved patient care and lower costs. DermTech provides genomic analysis of skin samples collected non-invasively using an adhesive patch rather than a scalpel. DermTech markets and develops products that facilitate the early detection of skin cancers and is developing products that assess inflammatory diseases and customize drug treatments. For additional information on DermTech, please visit DermTech’s investor relations site at: www.dermtech.com.

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of DermTech may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the performance, patient benefits and cost-effectiveness of DermTech’s PLA. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of DermTech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against DermTech; (2) DermTech’s ability to obtain additional funding to develop and market its products; (3) the existence of favorable or unfavorable clinical guidelines for DermTech’s tests; (4) the reimbursement of DermTech’s tests by Medicare and private payers; (5) the ability of patients or healthcare providers to obtain coverage of or sufficient reimbursement for DermTech’s products; (6) DermTech’s ability to grow, manage growth and retain its key employees; (7) changes in applicable laws or regulations; (8) the market adoption and demand for DermTech’s products and services together with the possibility that

DermTech may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties included in (x) the “Risk Factors” section of the most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) by the company, and (y) other documents filed or to be filed with the SEC by the company. DermTech cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. DermTech does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:

Sarah Dion

VP Marketing

  sdion@dermtech.com

(858) 450-4222

Source: DermTech, Inc.